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                                                                       EXHIBIT 5

                     WOLF, BLOCK, SCHORR AND SOLIS-COHEN LLP

                                                    1650 Arch Street
                                                    22nd Floor
                                                    Philadelphia, PA  19103-2097
                                                    T: 215 977-2000
                                                    F: 215 977-2334
                                                    www.wolfblock.com

April 7, 2003

Quaker Chemical Corporation
One Quaker Park, 901 Hector Street
Conshohocken, Pennsylvania  19428

Re:     Quaker Chemical Corporation
        Registration Statement on Form S-8 relating to the Quaker Chemical Corporation 2003 Director Stock Ownership Plan

Ladies and Gentlemen:

         We have acted as counsel to Quaker Chemical Corporation, a Pennsylvania corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to 75,000 shares of the Company's Common Stock, $1.00 par value (the "Common Stock"), issuable under the Quaker Chemical Corporation 2003 Director Stock Ownership Plan (the "Plan"). In so acting, we have examined such certificates, records, statutes and other documents as we have deemed relevant in rendering this opinion.

         As to matters of fact, we have relied on representations of officers of the Company. In our examination, we have assumed the genuineness of documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies thereof.

         Based on the foregoing, it is our opinion that such of the 75,000 shares of Common Stock covered by the Registration Statement as are issued by the Company to participants under the Plan, when issued in accordance with the terms of the Plan, including approval of the Plan by the Company's stockholders in accordance with Section 4 of the Plan, will be validly issued, fully paid and nonassessable shares of Common Stock.

         The opinion set forth above is limited to Pennsylvania law.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ WOLF, BLOCK, SCHORR and SOLIS-COHEN LLP